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                                                                      EXHIBIT 5








                                  June 9, 2000





Whitehall Jewellers, Inc.
155 N. Wacker Drive
Suite 500
Chicago, Illinois  60606

                  Re:      Whitehall Jewellers, Inc.
                           Registration Statement on Form S-8
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Ladies and Gentlemen:

     We are counsel to Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and delivery of up to 1,500,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), together with 1,500,000 Preferred Stock Purchase Rights of the Company (the "Rights") associated therewith. The terms of the Rights are set forth in the Amended and Restated Stockholders Rights Agreement dated as of April 28, 1999 (the "Rights Agreement") between the Company and BankBoston, N.A., as Rights Agent. The 1,500,000 shares of Common Stock that are the subject of this opinion (the "Plan Shares") may be issued and delivered pursuant to the Company's 1997 Long-Term Incentive Plan (the "Plan") and are in addition to the 600,000 shares that were covered by the Plan prior to its amendment and initial restatement on April 20, 1999 as adjusted to reflect the three-for-two stock split on January 4, 2000.

     In rendering this opinion, we have examined and relied upon a copy of the Plan and the Registration Statement. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, we are of the opinion that:




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     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Plan Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Plan Shares shall have been duly issued and delivered in the manner contemplated by the Plan and in accordance with Section 152 of the General Corporation Law of the State of Delaware; and (iii) certificates representing the Plan Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

     3. The Rights associated with the Plan Shares will be legally issued when such Rights have been duly issued in accordance with the terms of the Rights Agreement and the Plan Shares have been duly issued and delivered as set forth in paragraphs 2.

     This opinion is limited to the General Corporation Law of the State of Delaware.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the issuance and delivery of the Plan Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                                         Very truly yours,

                                         SIDLEY & AUSTIN





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